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                                                        EXHIBIT 21


                  Subsidiaries of the Corporation.

                  Hotel Investors of Arizona, Inc.
                  Hotel Investors of Nebraska, Inc.
                  Hotel Investors of Michigan, Inc.
                  Hotel Investors of Missouri, Inc.
                  Hotel Investors Corporation of Nevada
                  Hotel Investors of Virginia, Inc.
                  Columbus Operators, Inc.
                  Lyntex Properties, Inc.
                  Western Host, Inc.